UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 23, 2018

Dear Shareholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Shareholders of Applied Materials, which will be held on March 8, 2018.

Our Board of Directors recommends that you vote:

• FOR each director nominee named in Proposal 1;

• FOR Proposals 2 and 3; and

• AGAINST Proposals 4 and 5

Please help your company avoid the expense of further solicitation by voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

We thank you for your continued interest in Applied Materials.

Sincerely,

Thomas F. Larkins

Senior Vice President, General Counsel

and Corporate Secretary

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the simple instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-888-750-5834